Exhibit 15.4

[Letterhead of Kudun and Partners Company Limited]

TO:	Sea Limited 1 Fusionopolis Place #17-10, Galaxis Singapore 138522	DATE: April 6, 2023

FROM:	Kudun and Partners Company Limited 23rd Floor, Unit C and F Gaysorn Tower, 127 Ratchadamri Road Lumpini, Pathumwan, Bangkok, 10330, Thailand

Re: Annual Report on Form 20-F of Sea Limited

Dear Sir/Madam,

We hereby consent to the filing of this letter as an exhibit to the annual report on Form 20-F for the year ended December 31, 2022 of Sea Limited with the U.S. Securities and Exchange Commission and to the references to our name in such annual report, and further consent to the incorporation by reference into the Registration Statements on Form S-8 (No. 333-222071, No. 333-223551, No. 333-229137, No. 333-232859, No. 333-235799, No. 333-251873, No. 333-261969 and No. 333-269099). In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Sincerely,

/s/ Kudun and Partners Company Limited

Kudun and Partners Company Limited